UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 30, 2010

Intelligent Communication Enterprise Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

13 Spottiswoode Park Road
Singapore		088640
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		011-65 6324-0225

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 31, 2010, Luther Jao submitted his resignation the as the Chief Executive Officer and as a director of Intelligent Communication Enterprise Corporation (the “Company”).  Mr. Jao’s resignation was not the result of any disagreement between Mr. Jao and the Company on any matter relating to the Company’s operations, policies, or practices.  The Company’s board of directors has appointed Bala Balamurali, currently a member of the board of directors, to serve as the Chief Executive Officer.  The Company will pay Mr. Balamurali the same salary of $10,000 per month that Mr. Jao had been receiving.  A copy of Mr. Balamurali’s employment agreement is attached as an exhibit to this report.

Mr. Balamurali was appointed as a member of the Company’s board of directors on November 17, 2009.  Mr. Balamurali was a director of Whitefields Capital Limited from July 2009 through April 2010.  He served as the acting Chief Executive Officer and business development adviser of Radius–ED Limited, which was subsequently acquired by the Company, from October 2008 to June 2009.  From February 2007 to October 2008, he served as the Managing Director of SmartConnect Global Pte Ltd., a subsidiary of Smart Communications Inc., a Philippines corporation.  At SmartConnect, he established Smart’s presence in Singapore and facilitated Smart’s entrance into the Maritime GSM communications and satellite broadband markets.  From August 2001 to January 2007, he was the Chief Marketing Officer and Senior Vice President of ACeS International Limited, where he was responsible for market entry into complex markets such as China and facilitated the strategic partnership between ACeS and Inmarsat.  He holds a Master of Business Administration from Henley Business School and is also a chartered management accountant (ACMA).

There are no family relationships between Mr. Balamurali and any director or executive officer of the Company.

ITEM 8.01—OTHER EVENTS

On December 30, 2010, the seven-for-one forward split of the Company’s common stock, approved by its board of directors, was made effective by FINRA.  As a result of the stock split, all shareholders will receive six additional common shares for every share held on December 29, 2010, the record date.  New certificates representing the additional shares will not be mailed to shareholders, but will be distributed only upon surrender of existing certificates to the Company’s transfer agent.

There will be no change in the trading symbol.  However, the letter “D” will be appended to the symbol (OTCBB: ICMCD) for a period of 20 business days.  After 20 business days the “D” will be dropped.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

10	Material Contracts
10.26	Employment Agreement between Intelligent Communication Enterprise Corporation and Bala Balamurali dated January 1, 2011	Attached

99	Miscellaneous
99.01	Press release dated December 31, 2010	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT COMMUNICATION
ENTERPRISE CORPORATION
Registrant

Date: January 4, 2011	By:	/s/ Sarocha Hatthasakul
Sarocha Hatthasakul
Chief Financial Officer